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                                                                   EXHIBIT 23(C)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 18, 1998, included in BB&T Corporation's Form 8-K dated September 18, 1998, and to all references to our firm included in this registration statement. Our report dated January 14, 1998, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to two business combinations accounted for as poolings-of-interests.


                                        /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
November 23, 1998